Exhibit 10.6

[            ] Units of Limited Liability Company Interests

($1 per Unit)

REDWOOD MORTGAGE INVESTORS IX, LLC

PARTICIPATING BROKER DEALER AGREEMENT

Redwood Mortgage Corp., a California corporation, a California corporation, is the Manager of Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”) engaged in business as a mortgage lender. The Company will advance funds to Redwood Mortgage Corp., a California corporation, as part of a loan (the “Formation Loan”) out of which Redwood Mortgage Corp. will pay sales commissions under this Agreement. The Manager, on behalf of the Company, proposes to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated              (the “Prospectus”), units of limited liability company interests (“Units”) of the Company at an offering price of $1 per Unit, with a minimum investment of [            ] ([            ]) Units per purchaser for initial investments and [            ] ([            ]) Units for additional investments by existing members. The offering is for a maximum of [            ] Units ($[            ]), including [            ] Units ($[            ]) issuable pursuant to the Company’s Distribution Reinvestment Plan.

1. Sale of Units. The Manager hereby appoints you to effect sales of Units, on a best efforts basis, for the account of the Company. This appointment shall commence on the date hereof. Subject to the terms and conditions of this Participating Broker Dealer Agreement (this “Agreement”) and upon the basis of the representations and warranties herein set forth, you accept such appointment and agree to use your best efforts to find purchasers of Units. Offers and sales of Units may only be made in accordance with the terms of the offering thereof as set forth in the Prospectus.

2. Eligible Purchasers of Units. You agree not to offer or sell Units to any person who does not meet the suitability standards set forth in the Prospectus. Each prospective purchaser must complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the Manager may request together with a check in the full amount of the purchase price for the number of Units subscribed for.

3. Submission of Orders. Each prospective investor shall deliver a completed and signed copy of the Subscription Agreement together with a check payable to the order of “Redwood Mortgage Investors IX, LLC” and remitted directly to Redwood Mortgage Investors IX, LLC, 1825 S. Grant Street, Suite 250, San Mateo, CA 94402, Attention: Manager, together with the Subscription Agreement and other above referenced documents by noon of the next business day after your receipt. You shall ascertain that each Subscription Agreement and check submitted by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

The Manager, no later than thirty (30) days after such receipt of such Subscription Agreement, shall determine whether they wish to accept the proposed purchaser as a member in the Company. It is understood that the Manager reserves the right to reject the tender of any Subscription Agreement for any reason whatsoever. Should the Manager determine to accept the tender of a Subscription Agreement, the Manager will promptly advise you of such action. Should the Manager determine to reject such tender, they will notify you of such determination within this thirty (30) day period and will return to you the tendered Subscription Agreement. The Manager will return to you a check made payable to the proposed purchaser in the same amount as the proposed purchaser’s initial check. You agree to return this Subscription Agreement and check to the prospective purchaser by noon of the next business day. You shall not be entitled to any commissions with respect to subscription offers which are rejected.

4. Compensation. In consideration of your services in soliciting and obtaining purchasers of Units, Redwood Mortgage Corp. agrees to pay to you, out of the Formation Loan, a sales commission equal to      percent (    %) of the gross proceeds from Units sold by you pursuant to the terms of this Agreement; provided, however, you will not be entitled to receive any sales commissions with respect to sales of Units under the Company’s Distribution Reinvestment Plan.

You may also be paid, in the discretion of the Manager, a marketing reallowance in an amount up to      percent (    %) of the gross proceeds of the Units sold by you pursuant to the terms of this Agreement, except that no marketing reallowances shall be paid with respect to sales of Units under the Company’s Distribution Reinvestment Plan.

In addition, you may be reimbursed, in the discretion of the Manager, in an amount up to      percent (    %) of the gross proceeds of the Units sold by you pursuant to the terms of this Agreement, for certain bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by you, in connection with the performance of your due diligence services under this Agreement, including by way of illustration (i) the cost of independent auditors, accountants and legal counsel; and (ii) the costs to supervise, review and exercise due diligence activities with respect to the Company, including, without limitation, telephone calls and travel.

You may also receive, in the discretion of the Manager, certain expense reimbursements, including reimbursements for sales seminar expenses.

Commissions (and due diligence expenses if specified above) shall be paid within 30 days after the Company’s acceptance of a prospective investor’s proper tender of a completed Subscription Agreement. Any payment to you will be payable only with respect to transactions lawful in the jurisdictions where such transactions occur.

The offering of Units shall be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. Accordingly, total underwriting compensation, including sales commissions, marketing reallowances and expense reimbursements (including reimbursements for sales seminars expenses), to be paid by Redwood Mortgage Corp. and the Company for the sale of Units shall not exceed a maximum of ten percent (10%) of the gross proceeds of the offering received. If you are a member of FINRA, you shall not re-allow all or any part of the compensation provided for in this Section 4 to any person who is not also a member of FINRA.

5. Further Agreements of Broker-Dealer. Your execution and acceptance of this Agreement constitutes a representation to the Manager and the Company that:

(a) You are a corporation, limited liability company or limited partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

(b) This Agreement has been duly and validly authorized, executed and delivered by you, and constitutes the valid agreement of you enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws and principals of equity. Your execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof do not and will not conflict with or constitute a default under your organizational documents, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which you are a party as of this date, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over you, or any of your property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for your performance of this Agreement, or for the consummation of the transactions contemplated hereby.

(c) You are a properly registered or licensed broker-dealer, duly authorized to sell Units under federal and state securities laws and regulations and in all states where you offer or sell Units, and you are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and shall maintain such registration, license and good standing throughout the term of this Agreement.

(d) In connection with offering and selling Units, you covenant and agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, the provisions of Rule 10b-6, Rule 10b-9, Rule 15c2-4 and Rule l5c2-8 under the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission (the “Regulations”), the rules of FINRA and state blue sky or securities laws.

(e) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the Manager of the Company. You will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made (i) prior to or simultaneously with the first solicitation of any offer to sell the Units to an investor, and (ii) at least five (5) days prior to the sale of Units to an investor. You agree to deliver or send any supplements and any amended Prospectus to any investor you have previously sent to or given a Prospectus prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by a copy of the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with the offering or sale of the Units without our prior written consent. You agree that to the extent information is provided to you marked “For Broker-Dealer Use Only”, you will not provide such information to prospective investors.

(f) You will solicit only eligible purchasers of Units as described in the Prospectus under “INVESTOR SUITABILITY STANDARDS” and will offer the Units to persons only in the jurisdictions in which you are legally qualified to so act and in which you have been advised by the Company in writing that the Units are qualified for sale or that such qualification is not required.

(g) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all investors in the Units, in order to ascertain whether the purchase of Units represents a suitable investment for such investor, and whether the investor is otherwise eligible to purchase Units in accordance with the terms of the offering. Such inquiry shall also be made with respect to any resales or transfers of Units. Accordingly, you shall satisfy the following requirements:

(i) In recommending to an investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of the investment and lack of liquidity, and that Units are otherwise suitable as an investment. In making this suitability determination, you shall ascertain that the prospective investor:

a.	meets the minimum income and net worth standard set forth in the prospectus;

b.	can reasonably benefit from an investment in Units based on the prospective investor’s overall investment objectives and portfolio structure;

c.	has apparent understanding of:

i.	the fundamental risks of the investment;

ii.	the risk that the investor may lose the entire investment;

iii.	the lack of liquidity of the Units;

iv.	the restrictions on transferability of the Units;

v.	background and qualifications of the Manager; and

vi.	the tax consequences of the investment.

You will make this determination on the basis of the information you have obtained from the prospective investor. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors.

(ii) You shall also maintain in your files, for at least six years, documents disclosing the basis upon which your determination of suitability was reached as to each investor.

(iii) Notwithstanding the foregoing, you shall not execute any transaction for the purchase or sale of Units in a discretionary account, without prior written approval of the transaction by your customer.

(iv) Prior to executing any transaction for the purchase or sale of Units, and any resale or transfer of Units as permitted, you (or one of your associated persons) shall fully inform the investor of all pertinent facts relating to the liquidity and marketability of Units during the term of the Company.

(h) You agree that you will not rely exclusively on the Company and the Manager to satisfy your duty of due diligence and, in particular, you agree to obtain from the Company and from other sources such information as you deem necessary to comply with FINRA Rule 2310. You further agree to supply the Company with such written reports of your activities relating to the offer and sale of Units as the Company may request from time to time.

(i) You agree to diligently make inquiries as required by law of all prospective purchasers of Units in order to ascertain whether a purchase of Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You also agree to promptly transmit to the Company all fully completed and duly executed Subscription Agreements. You shall retain all records relating to investor suitability as to each purchaser for a period of six years from the date of sale of the Units to each purchaser. Upon reasonable notice to you, the Manager, or their designated agents, shall have the right to inspect such records.

(j) You have reasonable grounds to believe (based on information made available to you by the Manager through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you or other FINRA member firms) that all material facts concerning the Company are adequately and accurately disclosed and provide a basis for evaluating the Company, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

(k) For purposes of 4(j) above, you may rely upon the results of an inquiry conducted by another member broker dealer, provided that:

(i) You have reasonable grounds to believe that such inquiry was conducted with due care;

(ii) The results of the inquiry were provided to you with the consent of the member broker dealer conducting or directing the inquiry; and

(iii) No broker dealer that participated in the inquiry is a Manager or affiliate of a Manager.

6. Representations and Warranties of the Manager and Company.

(a) The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus.

(b) The Units, when issued, will be duly and validly issued and will conform to the description thereof contained in the Prospectus; such Units are not subject to the preemptive rights of any Unit holder of the Company; and all action required to be taken for the authorization, issue and sale of such Units has been validly and sufficiently taken.

(c) The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(d) This Agreement has been duly and validly authorized, executed and delivered by the Manager, and constitutes the valid agreement of the Manager enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws and principals of equity. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof by the Manager and the Company do not and will not conflict with or constitute a default under the organizational documents of such entities, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or Manager is a party as of this date, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Manager or the Company, or any of their respective property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement by the Manager or the Company, or for the consummation of the transactions contemplated hereby.

(e) To the best of our knowledge, all materials provided by the Manager or the Company to you, including materials provided to you in connection with your due diligence investigation relating to the offering of Units, were materially accurate as of the date provided.

(f) Any and all supplemental sales materials prepared by the Manager or the Company, for use with potential investors in connection with the offering of Units, when used in conjunction with the Prospectus, will not at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time any event occurs as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Manager or the Company will promptly notify you thereof, and you agree to terminate the use of any such supplemental sales materials after being informed.

(g) To the best of our knowledge, the Company is not in any material violation of its Limited Liability Company Operating Agreement, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to have a material adverse effect upon the Company.

(h) The Registration Statement has been prepared and filed by the Company in conformity with the Securities Act and the applicable instructions and Regulations. The Securities and Exchange Commission has not issued any order preventing or suspending the use of any prospectus or preliminary prospectus filed with the Registration Statement or any amendments thereto. At the time the Registration Statement became effective (the “Effective Date”) and at the time that any post-effective amendment thereto becomes effective and at all times subsequent thereto up to the final termination of the offering, the Registration Statement and Prospectus (as amended or as supplemented) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations and will in all respects conform to the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The Blue Sky Memorandum provided to you, as supplemented or amended to the extent such supplement or amendment is provided to you in writing, accurately indicates the states in which the Units are exempt from, or have been registered or qualified under, applicable state securities or “blue sky” laws, and sets forth the restrictions, if any, on the rights of broker dealers to solicit sales thereof.

(j) To the best of our knowledge, there is no material action, suit or proceeding pending or threatened before or by any court or governmental agency or body, to which the Company or the Manager is a party, except for such actions, suits or proceedings that have been publicly disclosed in the Company’s filings with the Securities and Exchange Commission.

(k) To the best of our knowledge, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented from time to time, except as may otherwise be stated in or contemplated by the Registration Statement, the Prospectus or other subsequent filings of the Company with the Securities and Exchange Commission, (i) there has not been any material adverse change in the financial condition or in the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business, and (ii) there have not been any material transactions entered into by the Company except in the ordinary course of business.

(l) The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and Armanino LLP or such other firm of accountants whose report is filed with the Securities and Exchange Commission as a part of the Registration Statement, are independent accountants as required by the Securities Act and the Regulations.

(m) The Company shall provide:

(i)	a per unit estimated value of the Units, developed in a manner reasonably designed to ensure it is reliable, in the Company’s periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(ii)	an explanation of the method by which the per unit estimated value was developed;

(iii)	the date of the valuation; and

(iv)	in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act within 150 days following the second anniversary of breaking escrow and in each annual report thereafter, a per unit estimated value:

a.	based on valuations of the assets and liabilities of the Company performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service;

b.	derived from a methodology that conforms to standard industry practice; and

c.	accompanied by a written opinion or report by the Company, delivered at least annually, that explains the scope of the review, the methodology used to develop the valuation or valuations, and the basis for the value or values reported.

7. Anti-Money Laundering Compliance Program. Your acceptance of this Agreement constitutes a representation to the Manager and the Company that you have established and implemented anti-money laundering compliance programs, in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 (the Patriot Act”), which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Units of the Company. The Manager’s acceptance of this Agreement constitutes a representation by the Manager and the Company that the Manager and the Company have established and implemented anti-money laundering compliance programs, in accordance with applicable law, including applicable SEC rules and the Patriot Act, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with your sale of the Units of the Company.

8. Confidentiality and Privacy. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the Manager, the Company and you wish to include the confidentiality and non-disclosure obligations set forth herein.

(a) Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account numbers).

(b) Usage and Nondisclosure. The Manager, the Company and you understand and acknowledge that all of you may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from another party is received with limitations on its use and disclosure. The Manager, the Company and you agree that you are each prohibited from using the Customer Information received from another party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

(c) Safeguarding Customer Information. The Manager, the Company and you shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in your respective control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

(d) Survivability. The provisions of this Section 8 shall survive the termination of this Agreement.

9. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party. In the event of termination, you shall not be entitled to any commissions or any restitution for the value of your services rendered prior to or subsequent to the effective date of such termination, excepting only such commissions as may have been earned with respect to Units already sold by you and accepted by the Company prior to the termination date.

10. Expenses. You shall bear all your own expenses incurred in connection with the offer and sale of Units, and you shall not be entitled to any reimbursement for such expenses by the Company except to the extent of any expenses specified in Section 4 of this Agreement.

11. Indemnification and Contribution.

(a) The Company and the Manager agree to indemnify you and your officers, directors, representatives and controlling persons against losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of material fact contained in the Prospectus, or any breach of this Agreement (or any addendum thereto), or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred. You agree to repay the Company and/or the Manager any funds advanced by the Company and/or Manager in cases in which you are later found not to be entitled to such indemnification.

(b) You agree to indemnify and hold harmless the Company, its Manager (and any additional Manager as may be added pursuant to the limited liability company agreement of the Company) and all other dealers participating in the offering of Units, and each officer, director and controlling person of such persons, against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue, or any breach of this Agreement (or any addendum thereto), or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission or FINRA (including the NASD Conduct Rules). The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred. The Company and/or the Manager agree(s) to repay you any funds advanced by you in cases in which the Company and/or Manager is/are later found not to be entitled to such indemnification.

(c) No party shall be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or

(iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and

(iv) in the case of subparagraph iii of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

a.	which are specifically set forth in the operating agreement; and

b.	in which plaintiffs claim they were offered or sold Units.

(d)	The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified.

(e)	The provision of advancement from Company funds to a Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

i.	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

ii.	the legal action is initiated by a third party who is not an investor, or the legal action is initiated by an investor and a court of competent jurisdiction specifically approves such advancement; and

iii.	the Manager or its affiliates undertake to repay the advanced funds to the Company in cases in which such person is not entitled to indemnification.

(f) Promptly after receipt by an indemnified party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, such indemnified party shall, if a claim in respect thereof is to be made hereunder against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under such subsection. In each case any such action is brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.

(g) The indemnified party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to such indemnified party for any legal expenses of such other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, the indemnified party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to direct the defense of any such action or proceeding on behalf of the indemnified party and the reasonable legal and other expenses incurred by the indemnified party in its own defense shall be borne by the indemnifying party.

(h) In order to provide for just and equitable contribution in any case in which (i) a claim is made for indemnification pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that express provisions of this Section 11 provide for indemnification in such case or (ii) contribution may be required on the part of a party thereto, then the Manager, the Company, and participating dealers shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement include, without limitation, all costs of defense and investigation and all attorneys fees) in either such case (after contribution from others) in such proportions that the participating dealers are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the aggregate amounts received by the participating dealers pursuant to Section 4 of this agreement bear to the aggregate of the offering price of the Units, and the Manager and the Company shall be responsible for the balance; provided, however, that the contribution of each such participating dealer shall not be in excess of its proportionate share (based upon the ratio of the aggregate purchase price of the Units sold by such participating dealer to the aggregate purchase price of the Units sold) of the portion of such losses, claims, damages or liabilities for which the participating dealer is responsible. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If the full amount of the contribution specified in this subsection (h) of Section 11 is not permitted by law, then each participating dealer and each person who controls each participating dealer shall be entitled to contribution from the Manager and the Company and controlling persons to the full extent permitted by law.

12. Arbitration.

(a) As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act, the Exchange Act, and the securities laws of any state in which Units are offered, and rules of FINRA and such arbitration shall be governed by the rules of the American Arbitration Association.

(b) If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

(c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

(d) Arbitration shall take place in the County of San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

(e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California state law.

(f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

(g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

13. Authority. It is understood that your relationship with the Company is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Company.

14. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein. The address of the Company and its Manager is 1825 S. Grant Street, Suite 250, San Mateo, CA 94402 (telephone: (650) 365-5341), until changed by written notice.

16. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term “successors and assigns” as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

17. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of [Delaware] and the appropriate courts in the County of San Mateo, California shall be the forum for any litigation arising hereunder.

Please confirm your Agreement with the Manager and Redwood Mortgage Corp. to the terms contained herein and your acceptance of this appointment by dating and signing below and return a fully executed copy of this Participating Dealer Agreement to us.

REDWOOD MORTGAGE CORP.

By:
Michael R. Burwell, President

BROKER-DEALER ACCEPTANCE
ACCEPTED this day of ,20

By:
(Print Name)

(Signature)

Title

Taxpayer I. D. No.

(Telephone Number)

Type of Entity:
(corporation, partnership or proprietorship)